SUBSCRIPTION AGREEMENT

          THIS SUBSCRIPTION AGREEMENT (this “Agreement”), dated ______________________,  2009, is entered into by and among Merriman Curhan Ford Group, Inc., a Delaware corporation (the “Company”), and the several subscribers signatory hereto (each such subscriber, a “Subscriber” and, collectively, the “Subscribers”).

          WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2) and Rule 506 of Regulation D (“Regulation D”) hereunder, as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”); and

          WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers, severally and not jointly, shall purchase “Units” consisting of (i) a Convertible Secured Promissory Note in the form attached hereto as Exhibit A (the “Notes”); and (ii) warrants to purchase shares of Common Stock, in the form attached hereto as Exhibit B (the “Warrants”). The shares of Common Stock of the Company issuable upon conversion of the Notes are referred to as the “Shares,” the shares of Common Stock of the Company issuable upon exercise of the Warrants are referred to as the “Warrant Shares” and the Notes, the Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.”

          NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and each Subscriber hereby agree as follows:

          1.       Purchase and Sale of Units.

          (a)      Subject to the satisfaction (or waiver) of the conditions to Closing set forth in this Agreement, each Subscriber shall purchase Units for the Subscription Amount indicated on the signature page hereto, and the Company shall sell the Units called for by the Subscription Amount to each Subscriber. The total Purchase Price for the Units shall be paid in cash. The closing of the transactions contemplated hereby may occur on two or more dates prior to June 1, 2009 as provided in Section 11(c) hereof.  Prior to each Closing Date, each Subscriber shall deliver its portion of the Purchase Price by wire transfer to the account of the company designated in accordance with the wire transfer instructions set forth on Schedule A, and such amount shall be held in the manner described in Paragraph 1(b) below.

          (b)      All payments for Securities made by the Subscribers will be deposited as soon as practicable for the undersigned’s benefit in a non-interest bearing custodial account. Payments for Securities made by the Subscribers will be returned promptly, prior to an applicable Closing, without interest or deduction, if, or to the extent, (i) the undersigned’s subscription is rejected; or (ii) the offering is terminated for any reason.

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          (c)      Upon receipt by the Company of the requisite payment for all Securities purchased by the Subscribers whose subscriptions are accepted, the Company shall deliver to each Subscriber: (i) Notes for the amount purchased hereunder by each Subscriber, and (ii) Warrants for the number of Warrants each Subscriber is entitled to based on the amount of Notes purchased. Each Subscriber understands that the Shares and the Warrant Shares will not be issued until they have been approved for listing by the NASDAQ Capital Market.

          (d)      Notwithstanding anything to the contrary herein, the Company and Subscribers agree that no funds shall be released from the custodial account or utilized by the Company until all of the items required to be delivered by the Company pursuant to paragraph 1(c) have been delivered and all other conditions to Closing set forth in this Agreement have been satisfied or waived.

          2.       Warrants. Each Warrant shall be exercisable to purchase shares of Common Stock in an amount equal to the quotient of (i) 75% of the principal amount of Notes purchased by Subscriber; and (ii) the Exercise Price per share.  The Exercise Price per share shall be equal to Fifty Cents ($0.50). The Warrants shall be exercisable, beginning on the date which is six months following the date of issuance, until the date which is ten years from the date of this Agreement.

          3.       Subscriber’s Representations and Warranties. Each Subscriber hereby represents and warrants to and agrees with the Company that:

          (a)      Information on Company. The Subscriber has been furnished with or has had access at the EDGAR Website of the SEC to the Company’s Form 10-K, filed on March 31, 2009, for the year ended December 31, 2008 and the Company’s Form 10-K for the year ended December 31, 2007 as filed with the SEC, together with all subsequently filed Forms 10-Q, 8-K, and other filings made with the SEC available at the EDGAR website (any such document, an “SEC Document”). The Subscriber has reviewed the risk factors contained in the SEC Documents. The Subscriber has considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities.

          (b)      Information on Subscriber. At the time the Subscriber was offered the Securities it was, and as of the date hereof it is an “accredited investor”, as such term is defined in Regulation D promulgated by the SEC under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and, either alone or with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority to purchase and own the Securities, is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Subscriber is accurate.

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          (c)      Purchase of Common Stock. The Subscriber is purchasing the Securities as principal for its own account and not with a view to any distribution thereof.

          (d)      Compliance with 1933 Act. The Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), agrees that the Securities shall bear a restrictive legend indicating that they have not been registered under the 1933 Act and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.

          (e)      Correctness of Representations. The Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects and, unless the Subscriber otherwise notifies the Company prior to the Closing Date (as hereinafter defined), shall be true and correct in all material respects as of the Closing Date.

          4.       Company Representations and Warranties. The Company represents and warrants to each Subscriber that, as of the date hereof except where noted otherwise, and except as specifically disclosed in a Disclosure Schedule hereto:

          (a)      Corporate Existence and Qualification. The Company and each of its subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of their respective incorporation, formation or organization; has the corporate or other power and any required certificates, authorizations or permits issued by any regulatory body to own, manage, lease and hold its properties and to carry on its business as described in the SEC Filings as and where such properties are presently located and such business is presently conducted; and is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions where the character of its properties or the nature of its business requires it to be so qualified, except for those jurisdictions in which failure to do so has not had, or could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

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          (b)      Authority, Approval and Enforceability. This Agreement has been duly executed and delivered by the Company, and the Company has all requisite corporate power and legal capacity to execute and deliver this Agreement and all agreements, instruments and documents executed and delivered or to be executed and delivered by the Company in connection with the transactions provided for hereby, to consummate the transactions contemplated hereby (collectively, the “Collateral Agreements”), and to perform its obligations hereunder and under this Agreement and each of the Collateral Agreements. The execution and delivery of this Agreement and the Collateral Agreements and the performance of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all corporate action necessary on behalf of the Company. This Agreement and each Collateral Agreement to which the Company is a party constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors’ rights generally.

          (c)      Issuance of Securities. The Company has full power and authority to issue the Securities, the issuance of the Securities has been duly authorized, and upon receipt and acceptance of consideration from the Subscriber, the Shares and the Warrants when issued will be legally and validly issued, fully paid and non-assessable, free and clear of all liens. The Warrant Shares have been duly reserved for issuance and sale pursuant to their terms and, when paid for, issued and delivered by the Company pursuant to due exercise of the Warrants, will be validly issued, fully paid and nonassessable; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed. The Company has taken all action required by its Articles of Incorporation and Bylaws and the rules and regulations of the NASDAQ Capital Market to approve the offer and sale of the securities.

          (d)      SEC Filings. The Company has filed all proxy statements, reports and other documents required to be filed by it under the 1933 Act and the Securities Exchange Act of 1934 for the twelve months preceding the date hereof (the “SEC Filings”) on a timely basis or has received a valid extension of such time of filing and has filed such SEC Filing before the expiration of any such extension. Each SEC Filing was, at the time of its filing, in material compliance with the requirements of its respective form and none of the SEC Filings, or the financial statements (and the notes thereto) included in the SEC Filings, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Filings, as of their respective filing dates, complied in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

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           (e)      Capitalization; Ownership of Shares. As of March 31, 2008, the authorized capital stock of the Company consists of 300,000,000 authorized shares of common, $ 0.0001 par value per share, of which 12,756,656 were issued and outstanding.  In addition, the Company has authorized the following classes of preferred stock as of the date hereof: 2,000,000 shares of Series A, $0.0001 par value per share, of which none were issued and outstanding, 12,500,000 shares of Series B, 0.0001 par value per share, of which none were issued and outstanding, 14,200,000 shares of Series C, $ 0.0001 par value per share, of which none were issued and outstanding.  The Company further has the ability, under its Certificate of Incorporation, to create additional series of Preferred Stock, or additional shares of any of the above classes of Preferred Stock, without stockholder approval.

          (f)      Litigation. Except as disclosed in any SEC Filing or on Schedule 4(f) hereto, there are no claims, actions, suits, investigations or proceedings against the Company or any of its subsidiaries pending or, to the knowledge of the Company, threatened in any court or before or by any governmental authority, or before any arbitrator, that might have a material adverse effect on the Company’s business, operations, prospects, properties, or financial condition (whether covered by insurance or not) and there is no reasonable basis for any such claim, action, suit, investigation or proceeding.

          (g)      Liabilities and Losses. Except as disclosed in any SEC Document, there are no outstanding liabilities of the Company other than in the ordinary course of business.

          (h)      Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Securities) will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its subsidiaries, any capital stock of the Company or any of its subsidiaries or bylaws of the Company or any of its subsidiaries or (ii) conflict with, or constitute a default or breach (or an event which with notice or lapse of time or both would become a default or breach) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except in the case of clauses (ii) and (iii) above, to the extent that such violations conflict, default or right would not reasonably be expected to have a Material Adverse Effect.

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          (j)      Material Changes. Since the date of the latest audited financial statements included within the SEC Filings, except as specifically disclosed in a subsequent SEC Filing filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate (as defined in Rule 144 under the 1933 Act), except pursuant to existing Company stock option plans.

          (k)      Private Placement. The offer and issuance of the Securities to the Subscriber is being made pursuant to the exemptions from the registration provisions of the 1933 Act afforded by Section 4(2) of the 1933 Act and Rule 506 of Regulation D promulgated thereunder. Assuming the accuracy of the Subscribers’ representations and warranties set forth in Section 3 hereof, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Subscribers as contemplated hereby. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Subscribers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

          (l)      Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects and, unless the Company otherwise notifies the Subscribers prior to the Closing Date (as hereinafter defined), shall be true and correct in all material respects as of each Closing Date.

          5.       Regulation D Offering. The offer and issuance of the Securities to the Subscriber is being made pursuant to the exemptions from the registration provisions of the 1933 Act afforded by Section 4(2) and 4(6) of the 1933 Act and Rule 506 of Regulation D promulgated there under.

          6.       Transfer, Listing and Registration.

          (a)      Transfers. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement, to the Company, or to an Affiliate (as defined in Rule 144 under the 1933 Act) of a Subscriber, or by will or by the laws of descent or distribution, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the 1933 Act. As a condition of transfer, any transferee shall agree in writing to be subject to the obligations of a Subscriber to this Agreement.

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          (b)      Legends. Each Subscriber and agrees to the imprinting, so long as is required by this Section 6, of a legend on the Notes in substantially the following form:

“NEITHER THIS NOTE NOR THE SHARES OF COMMON STOCK INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND NEITHER MAY BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE FORM AND SUBSTANCE OF WHICH IS ACCEPTABLE TO THE ISSUER”

        In addition, each Subscriber agrees to the imprinting, so long as is required by this Section 6, of a legend on the Warrants, in substantially the following form:

“NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND NEITHER MAY BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE FORM AND SUBSTANCE OF WHICH IS ACCEPTABLE TO THE ISSUER.”

 In addition, each Subscriber agrees to the imprinting, so long as is required by this Section 6, of a legend on the Shares and the Warrant Shares, in substantially the following form:

“THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE FORM AND SUBSTANCE OF WHICH IS ACCEPTABLE TO THE ISSUER.”

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          (c)      Certificates. The Company agrees to reissue certificates evidencing the Securities without the legend set forth in Section 6(b) if at such time, prior to making any transfer of any such Securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such transfer and removal will only be effected, (i) while a registration statement covering the resale of such security is effective under the 1933 Act, or (ii) following any resale of such Securities pursuant to Rule 144, or (iii) if such Securities are eligible for resale under Rule 144, or (iv) if such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the Staff of the SEC).

          (d)      Acknowledgement. Each Subscriber agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 6 is predicated upon the Company’s reliance that the Subscriber will sell any Securities pursuant to either the registration requirements of the 1933 Act, including any applicable prospectus delivery requirements, or an exemption there from, and, if the Company so requests, agrees to furnish the Company an opinion of counsel to this effect and stating the basis for any claimed exemption, in form and substance acceptable to the Company.

          (e)      Listing. The Company covenants and agrees with each Subscriber that it has, or it will as soon as practicable, file an application with the NASDAQ Capital Market to list the Shares and the Warrant Shares in the time and manner required by the rules of the NASDAQ Capital Market, and will use commercially reasonable efforts to prosecute such application to effectiveness.

          (f)      Registration.

                            (1) The Company covenants and agrees with each Subscriber that on or before October 31, 2009, (the “Filing Date”), the Company shall prepare and file with the Commission a Registration Statement covering the resale of the Shares and the Warrant Shares (the “Registrable Securities”) for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3. The Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than 120 days from the Filing Date, (the “Effective Date”) and to keep the Registration Statement continuously effective under the Securities Act until the date which is the earlier date of when (i) all Registrable Securities have been sold or (ii) all Registrable Securities may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders.

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                            (2) If, unless due to a fault of a Subscriber  a Registration Statement is not filed on or prior to the Filing Date (such failure or breach being referred to as an “Event,” and for purposes of this clause  the date on which such Event occurs being referred to as “Event Date”), then in addition to any other rights the Subscribers may have hereunder or under applicable law, for all or part of each 30-calendar day period in which any Event remains uncured, the Company shall pay to each Subscriber an amount in cash, as liquidated damages and not as a penalty, equal to 1.0% of the aggregate purchase price paid by such Subscriber pursuant to this Subscription Agreement for any Registrable Securities then held by such Subscriber that are not otherwise eligible for resale, subject to an overall limit of liquidated damages in the aggregate of 6% of the aggregate purchase price paid by such Subscriber.  The liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event. Subscriber agrees that the liquidated damages provided for in this Section 6(f) shall be its sole remedy for an Event or for the failure to secure an effective Registration Statement for any Registrable Securities.

          7.       Conditions Precedent to Obligations of the Company. The obligations of the Company are subject to the fulfillment prior to or on the Closing Date of the following conditions any of which may be waived by the Company in writing:

          (a)      all representations and warranties of the Subscriber contained in this Agreement shall be true and correct in all respects as of the Closing Date with the same effect as though such representations and warranties had been made on or as of such date; and

          (b)      all agreements and covenants of the Subscriber to be performed or complied with on or prior to the Closing Date have in all material respects been so performed or complied with.

          8.       Conditions Precedent to Obligations of the Subscriber. The obligations of the Subscriber are subject to the fulfillment prior to or on the Closing Date of the following conditions any of which may be waived by the Subscriber in writing either before or after the Closing Date:

          (a)      all representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made on or as of such date; and

          (b)      all obligations, agreements and covenants of the Company to be performed or complied with on or prior to the Closing Date shall have, in all material respects been so performed or complied with.

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          10.     Miscellaneous.

          (a)      Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Merriman Curhan Ford Group, Inc., 600 California Street, 9th Floor, San Francisco, California 94108, Attention: Chief Financial Officer, telecopier: (415) 415-248-5690, (ii) if to the Subscriber to: the address and telecopier number indicated on the signature pages hereto.

          (b)      Closing. The consummation of the transactions contemplated herein (the “Closing”) shall take place at the offices of the Company upon transfer of good funds from the custody account designated by the Company to its operating accounts on one or more dates prior to June 1, 2009 (each a “Closing Date”).  If any subscription is rejected in part, and in any order, the funds for the rejected portion of such subscription will be returned without interest, penalty, expense or deduction, and this Subscription Agreement will continue in full force and effect with respect to the part of the subscription that was accepted.

           (c)      Entire Agreement; Assignment. This Agreement and the other Transaction Documents represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by the Company and the Subscriber. Neither the Company nor the Subscriber has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscriber. The Subscriber may assign any or all of its rights hereunder to any person in connection with a transfer of any Security to such person, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the Subscriber.

          (d)      Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission or electronic mail.

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          (e)      Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of State of California located in the city and county of San Francisco or in the federal courts located in the city and county of San Francisco, California. The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

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          IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first written above.

COMPANY

MERRIMAN CURHAN FORD GROUP, INC.		Address for Notice:

By:		600 California Street, 9th Floor, San Francisco, California 94108
	Name:	Facsimile: (415) 415-248-5690
	Title:	Attention: Chief Financial Officer

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 SUBSCRIBER SIGNATURE PAGES TO MERRIMAN CURHAN FORD GROUP,
INC. SUBSCRIPTION AGREEMENT

          IN WITNESS WHEREOF, the undersigned have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Subscriber:

________________________________________________________________

Signature of Authorized Signatory of Subscriber:

___________________________________________

Please Check one only (see Section 3.(b)):

____ Subscriber IS an “accredited investor.”

____ Subscriber IS NOT an “accredited investor.”

Name of Authorized Signatory:

___________________________________________________________

Title of Authorized Signatory:

 ____________________________________________________________

Email Address of Subscriber:
_______________________________________________________

Facsimile Number of Subscriber:
________________________________________________________

Address for Notice of Subscriber:

Subscription Amount: $_______________

EIN / Social Security Number: _______________________

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SCHEDULE A

WIRE TRANSFER INSTRUCTIONS

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EXHIBIT A

CONVERTIBLE SECURED PROMISSORY NOTE

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EXHIBIT B

WARRANT

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